For Immediate Release

Prologis Reports Second Quarter 2016 Earnings Results

SAN FRANCISCO (July 19, 2016) – Prologis, Inc. (NYSE: PLD), the global leader in logistics real estate, today reported results for the second quarter of 2016. Net earnings per share was $0.52 compared with $0.27 for the same period in 2015. Core funds from operations per diluted share was $0.60 compared with $0.52 for the same period in 2015.

HIGHLIGHTS (Prologis Share)

▪	Net effective same store NOI increased 6.1 percent
▪	Net effective rent change on rollover was +17.8 percent
▪	Stabilized $621 million in development projects, with an estimated margin of 25.7 percent
▪	Liquidity of more than $3.7 billion, the highest level in the company’s history

“The incredible effort the team has made to position our portfolio and to optimize our business is paying off,” said Hamid Moghadam, chairman and CEO, Prologis. “We delivered another great quarter and we remain focused on refining our portfolio consistent with our investment strategy, further strengthening our balance sheet and increasing operational efficiencies. These efforts keep us on the path for above-average earnings growth across the business cycle.”

Moghadam added: “Demand remains ahead of supply in both the U.S. and Europe, leading to all-time low vacancy rates. In spite of Brexit, our key business drivers remain intact, and we do not anticipate a material operational impact. Consumers continue to migrate toward e-commerce, and companies still need to adapt their supply chain strategies, driving demand for high-quality, well-located logistics facilities.”

ROBUST RESULTS REFLECT CONTINUED STRENGTH IN FUNDAMENTALS FOR HIGH-QUALITY ASSETS

Owned & Managed	2Q16	2Q15	Notes
Period End Occupancy	96.1%	95.4%	Europe increased 130 bps year-over-year
Leases Signed	49MSF	45MSF	Record leasing volume, including 9 msf of development leasing
Customer Retention	82.6%	79.0%

Prologis Share	2Q16	2Q15	Notes
Net Effective Rent Change	17.8%	16.6%	Led by the U.S. at 23.5%
Cash Rent Change	7.9%	5.2%
Net Effective Same Store NOI	6.1%	5.9%	Led by the U.S. at 7.5%
Cash Same Store NOI	5.3%	5.2%

SELF-FUNDING CONTINUES AS DISPOSITIONS AND DEVELOPMENT STARTS ACCELERATE

Prologis Share	2Q16	Notes
Building Acquisitions	$58M
Weighted avg stabilized cap rate	6.4%
Development Stabilizations	$621M
Estimated weighted avg yield	6.8%
Estimated weighted avg margin	25.7%
Estimated value creation	$159M
Development Starts	$465M
Estimated weighted avg margin	17.6%
Estimated value creation	$82M
% Build-to-suit	49.8%
Total Dispositions and Contributions	$558M
Weighted avg stabilized cap rate	6.5%	Excludes land and other real estate
Total Fund Ownership Rebalances	$411M

STRONG LIQUIDITY POSITION CONTINUES TO BUILD

Prologis increased its total liquidity to $3.7 billion. During the second quarter, notable capital markets activities included the recast and upsize of the company’s Global Line of Credit to $3.0 billion.

“Our balance sheet and liquidity have never been stronger,” said Thomas S. Olinger, chief financial officer, Prologis. “We expect our financial position to continue to improve with additional capital proceeds in the back half of the year. We plan to generate proceeds above our prior forecast from incremental dispositions and contributions as well as from $200 million of additional ownership rebalancing across two of our co-investment ventures.”

GUIDANCE UPDATED FOR 2016

Net earnings guidance increased $0.89 at the midpoint, primarily a result of an increase in expected gains from the disposition of real estate.

“We anticipate meaningful outperformance from operations,” Olinger said. “This performance will more than offset the incremental dilution from the increase in dispositions, contributions and fund ownership rebalances. Additionally, we modestly lowered our net promote income, principally driven by a negative debt mark-to-market adjustment and the weakening of the pound against the euro. With respect to guidance, these changes offset one another, and we are holding the midpoint of our Core FFO guidance constant.”

Per diluted share	Previous	Revised
GAAP Net Earnings	$0.87 to $0.95	$1.70 to $1.90
Core FFO	$2.50 to $2.60	$2.52 to $2.58

OperationsPreviousRevised

Same Store NOI – Prologis share	4.0% to 4.5%	4.75% to 5.25%

Other Assumptions (in millions)PreviousRevised

Strategic capital revenue	$180 to $190	$190 to $200
Net promote income	$90 to $100	$75 to $85
Realized development gains	$150 to $200	$200 to $250

Liquidity	$3,700	$4,000

Capital Deployment (in millions)PreviousRevised

Development stabilizations (85% Prologis share)	$2,000 to $2,200	$2,200 to $2,400
Development starts (85% Prologis share)	$1,800 to $2,300	$2,000 to $2,300
Building acquisitions (50% Prologis share)	$400 to $700	$300 to $500
Building and land dispositions (75% Prologis share)	$1,700 to $2,200	$2,000 to $2,300
Building contributions (75% Prologis share, net of retained ownership)	$900 to $1,200	$1,100 to $1,400

The earnings guidance described above includes potential future gains (losses) recognized from real estate transactions but excludes any future foreign currency or derivative gains or losses as these items are difficult to predict. In reconciling from net earnings to Core FFO, Prologis makes certain adjustments, including but not limited to real estate depreciation and amortization expense, gains (losses) recognized from real estate transactions and early extinguishment of debt, acquisition costs, impairment charges, deferred taxes and unrealized gains or losses on foreign currency or derivative activity. The difference between the company's Core FFO and net earnings guidance for 2016 relates predominantly to these items. Refer to our second quarter Supplemental Information that is available on our Investor Relations website at www.ir.prologis.com and on the SEC’s website at www.sec.gov for a definition of Core FFO and other non-GAAP measures used by Prologis, along with reconciliations of these items to the closest GAAP measure for our results and guidance.

WEBCAST & CONFERENCE CALL INFORMATION
Prologis will host a live webcast and conference call to discuss quarterly results, current market conditions and future outlook. Here are the event details:

▪	Tuesday, July 19, 2016, at 12 p.m. U.S. Eastern Time.
▪	Live webcast at http://ir.prologis.com by clicking Investors>Investor Events and Presentations.
▪	Dial in: +1 877-256-7020 or +1 973-409-9692 and enter Passcode 37196022.

A telephonic replay will be available July 19-26 at +1 (855) 859-2056 (from the United States and Canada) or +1 (404) 537-3406 (from all other countries) using conference code 37196022. The webcast replay will be posted when available in the Investor Relations “Events & Presentations” section.

ABOUT PROLOGIS
Prologis, Inc. is the global leader in logistics real estate with a focus on high-barrier, high-growth markets. As of June 30, 2016, the company owned or had investments in, on a wholly owned basis or through co-investment ventures, properties and development projects expected to total approximately 666 million square feet (62 million square meters) in 20 countries. Prologis leases modern distribution facilities to a diverse base of approximately 5,200 customers across two major categories: business-to-business and retail/online fulfillment.

FORWARD-LOOKING STATEMENTS
The statements in this document that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which we operate as well as management’s beliefs and assumptions. Such statements involve uncertainties that could significantly impact our financial results. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature.  All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to rent and occupancy growth, development activity and changes in sales or contribution volume of properties, disposition activity, general conditions in the geographic areas where we operate, our debt, capital structure and financial position, our ability to form new co-investment ventures and the availability of capital in existing or new co-investment ventures — are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) national, international, regional and local economic climates, (ii) changes in financial markets, interest rates and foreign currency exchange rates, (iii) increased or unanticipated competition for our properties, (iv) risks associated with acquisitions, dispositions and development of properties, (v) maintenance of real estate investment trust status, tax structuring and income tax rates (vi) availability of financing and capital, the levels of debt that we maintain and our credit ratings, (vii) risks related to our investments in our co-investment ventures, including our ability to establish new co-investment ventures and funds, (viii) risks of doing business internationally, including currency risks, (ix) environmental uncertainties, including risks of natural disasters, and (x) those additional factors discussed in reports filed with the Securities and Exchange Commission by us under the heading “Risk Factors.” We undertake no duty to update any forward-looking statements appearing in this document.

CONTACTS

Investors: Tracy Ward, Tel: +1 415 733 9565, tward@prologis.com, San Francisco

Media: Jason Golz, Tel: +1 415 733 9439, jgolz@prologis.com, San Francisco